                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                        Delco Remy International, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                                  [DELCO REMY LOGO APPEARS HERE]

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     DATE:  DECEMBER 17, 1998
     TIME:  1:00 P.M.
     PLACE: MILLENNIUM BROADWAY & CONFERENCE CENTER
            145 WEST 44TH STREET
            NEW YORK, NEW YORK  10036


The purposes of the Annual Meeting are:

     1.  To elect directors;

     2.  To ratify the appointment of independent accountants; and

     3. To transact any other business that may properly come before the meeting.

By Order of the Board of Directors


David E. Stoll                   November 13, 1998
Secretary


--------------------------------------------------------------------------------

Admittance to the meeting will be limited to the shareholders eligible to vote or their authorized representative(s). An admission ticket is attached to the proxy card for this purpose. Beneficial owners holding shares through an intermediary such as a bank or broker will be admitted upon proof of ownership.

                                PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed beginning November 13, 1998, to owners of shares of Delco Remy International, Inc. (the "Company") Class A Common Stock in connection with the solicitation of proxies by the Board of Directors for the 1998 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Class A Common Stock shareholders, many of whom live throughout the United States and in foreign countries and are unable to attend the Annual Meeting, to vote. The Board of Directors encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

--------------------------------------------------------------------------------


                                    CONTENTS

                                                                            Page
                                                                            ----
Voting Procedures.............................................................1
Corporate Governance..........................................................2
Election of Directors (Item 1 on Proxy Card)..................................3
Ratification of Appointment of Independent Accountants
 (Item 2 on Proxy Card).......................................................4
Submission of Shareholder Proposals and Director Nominations..................4
Executive Compensation........................................................5
Retirement Plans..............................................................7
Other Forms of Compensation...................................................9
Stock Performance Graph.......................................................10
Security Ownership of Certain Beneficial Owners and Directors and Officers....11
Executive Officers............................................................12
Section 16(a) Beneficial Ownership Reporting Compliance.......................12
Employment Agreement..........................................................12
Shareholders Agreement........................................................12
Compensation Committee Interlocks and Insider Participation...................13
Other Business................................................................13

                        DELCO REMY INTERNATIONAL, INC.
                             2902 ENTERPRISE DRIVE
                            ANDERSON, INDIANA 46013

                               VOTING PROCEDURES

YOUR VOTE IS VERY IMPORTANT. Your shares can only be voted at the Annual Meeting if you are present or represented by proxy. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote by proxy to assure that your shares will be represented. You may revoke this proxy at any time before it is voted, by written notice to the Secretary of the Company, by submission of a proxy bearing a later date, or by casting a ballot at the Annual Meeting. Properly executed proxies that are received prior to the Annual Meeting's adjournment will be voted in accordance with the directions provided. If no directions are given, your shares will be voted by one of the individuals named on your proxy card as recommended by the Board of Directors. If you wish to give a proxy to someone other than those named on the proxy card, you should cross out those names and insert the name(s) of the person(s), not more than four, to whom you wish to give your proxy.

WHO CAN VOTE? Shareholders as of        WHO WILL COUNT THE VOTE?
the close of business on November 9,    The Company's transfer agent,
1998 are entitled to vote. On           American Stock Transfer & Trust
that day, approximately 18,168,456      Company, and ADP Investor Commun-
shares of Class A Common Stock were     ication Services will tally the
outstanding and eligible to vote.       vote, which will be certified by an
Each share is entitled to one vote      independent Inspector of Election.
on each matter presented at the
Annual Meeting. A list of               IS MY VOTE CONFIDENTIAL? Proxies,
shareholders eligible to vote will      ballot and voting tabulations are
be available at the offices of          available for examination only by
Dechert Price & Rhoads, 30              the independent Inspector of
Rockefeller Plaza, New York, New        Election and tabulators. Your vote
York 10112, beginning December 7,       will not be disclosed to the Board
1998. Shareholders may examine          or management of the Company except
this list during normal business        as may be required by law.
hours for any purpose relating to
the Annual Meeting.                     WHO IS SOLICITING THIS PROXY?
                                        Solicitation of proxies is made on
WHAT SHARES ARE INCLUDED IN THE         behalf of the Board of Directors of
PROXY CARD? The proxy card              the Company, and the cost of prepar-
represents all the shares of Class      ing, assembling, and mailing the
A Common Stock registered to your       notice of Annual Meeting, proxy
account. Each share of Class A          statement and form of proxy will be
Common Stock that you own entitles      borne by the Company. In addition to
you to one vote.                        the use of mail, proxies may be
                                        solicited by directors, officers and
HOW ARE VOTES COUNTED?                  reguler employees of the Company,
The Annual Meeting will be              without additional compensation, in
held if a quorum, consisting of a       person or by telephone or other electro-
majority of the outstanding shares      nic means. The Company will reimburse
of common stock entitled to vote,       brokerage houses and other nominees
is represented. Broker non-votes,       for their expenses in forwarding proxy
votes withheld and abstentions will     material to beneficia owners of the
be counted for purposes of              Company's stock.
determining whether a quorum has
been reached. "Broker non-votes"
occur when nominees, such as banks
and brokers, holding shares on
behalf of beneficial owners, do not
receive voting instructions from
the beneficial owners by ten days
before the Annual Meeting. In this
event, the nominees may vote those
shares only on matters deemed
routine by the New York Stock
Exchange, such as the election of
Directors and ratification of the
appointment of independent
accountants. On non-routine
matters, nominees cannot vote and
there is a so-called "broker non-
vote" on that matter. Because
proposals must be approved by a
majority of the votes cast, broker
non-votes and abstentions have no
effect on a proposal's outcome.
Because Directors are elected by a
plurality of the votes cast, votes
withheld from some or all nominees
for Director could have an effect
on the outcome of the election.


                              CORPORATE GOVERNANCE

In accordance with Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, the Company's business, property and affairs are managed under the direction of the Board of Directors. Although Directors are not involved in the day-to-day operating details, they are kept informed of the Company's business through written reports and documents provided to them regularly, as well as by operating, financial and other reports presented by the Chairman and other officers of the Company at meetings of the Board of Directors and committees of the Board.

MEETINGS OF THE BOARD.  The Board of      Company.  Mr. Schultz is entitled to
 Directors held 6 meetings in fiscal      receive an annual fee of $25,000 plus
 year 1998.  Each of the incumbent        $1,000 for attendance in person at
 Directors attended at least 75% of the   each quarterly meeting of the Board oF
 Board and committee meetings to which    Directors.  Outside directors of the
 the Director was assigned, except that   Company are also entitled to receive
 Mr. Cashin attended less than 75% of     stock options for Class A Common Stock
 the Board and committee meetings to      pursuant to the 1997 Non-Qualified
 which he was assigned.  The incumbent    Stock Option Plan for Non-Employee
 Directors in the aggregate attended      Directors.  No options were granted
 95% of their Board and assigned          under such plan during fiscal year
 committee meetings.                      1998.

COMMITTEES OF THE BOARD.  The Board of   SHAREHOLDERS AGREEMENT.  Citicorp
 Directors has established two standing   Venture Capital Ltd. ("CVC"), World
 committees.                              Equity Partners, L.P., MASG
                                          Disposition, Inc. (formerly MascoTech
Audit Committee -- recommends the         Automotive Systems Group, Inc.)
 independent accountants to conduct the   ("MASG"), Mr. Sperlich, Mr. Gerrity
 annual audit of the books and account    and certain other individuals are
 of the Company, and reviews the          parties to a Second Amended and
 adequacy of the Company's financial      Restated Securities Purchase and
 reporting, accounting systems and        Holders Agreement dated March 22, 1998
 controls.  The Audit Committee also      (the "Shareholders Agreement") whereby
 evaluates the Company's internal and     they have agreed to vote their shares
 external auditing procedures.  The       in such a manner so as to elect the
 Committee held one meeting during        entire Board of Directors of the
 fiscal year 1998.  Current members of    Company.  The parties to the
 the Committee are Messrs. Billig,        Shareholders Agreement beneficially
 Gerrity and Delaney.                     own over 50% of the outstanding shares
                                          of Class A Common Stock and,
Compensation Committee -- reviews and     consequently, are able to elect the
 approves salary and other compensation   entire Board of Directors of the
 of officers and administers certain      Company.
 benefit plans.  The Compensation
 Committee also has the authority to
 administer, grant and award stock
 options under the Company's stock
 option plans, subject to approval of
 the Board of Directors.  The Committee
 held 6 meetings during fiscal year
 1998.  Current members of the
 Committee are Messrs. Billig, Cashin
 and Delaney.

DIRECTOR COMPENSATION.  Directors do
 not receive compensation for their
 services as directors, except that
 Messrs. Gerrity and Billig received
 $311,400 and $200,000, respectively,
 during fiscal year 1998 for services
 relating to special projects (in
 connection with acquisitions and
 strategic alliances) undertaken by
 them at the direction of the Board of
 Directors in their capacities as
 directors, and Mr. Schultz was paid
 $28,000 in fiscal year 1998 for
 services rendered as a director of the


                             ELECTION OF DIRECTORS
                              ITEM 1 ON PROXY CARD

The Company's directors are elected at each annual meeting and hold office until the next election. Each of the 7 nominees is currently a director of the Company. The person named on the accompanying form of proxy will vote the shares for the nominees, unless you instruct otherwise. Each nominee has consented to stand for election and the board does not anticipate that any nominee will be unavailable to serve. In the event that one or more of the nominees should become unavailable to serve at the time of the Annual Meeting, the shares represented by proxy will be voted for the remaining nominees and any substitute nominee(s) designated by the Board. Director elections are determined by a plurality of the votes cast.

The following biographies provide a brief description of each nominee's principal occupation and business experience, age (as of November 1, 1998), and directorships held in other public corporations.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE LISTED NOMINEES.

NOMINEES
-------------------------------------------------------------------------------

Harold K. Sperlich, Chairman of the Board of Directors. Mr. Sperlich has been Chairman of the Board of Directors since the Company's inception in 1994. Since retiring from Chrysler Corporation in 1988, having served as its President,
Mr. Sperlich has served as a consultant to the automotive industry. Before joining Chrysler in 1977, Mr. Sperlich held several senior administrative and operating posts with Ford Motor Company. Age: 68
-------------------------------------------------------------------------------

Thomas J. Snyder, President, Chief Operating Officer and Director. Mr. Snyder has been President and Chief Operating Officer since the Company's inception in 1994. From 1962 to 1994, Mr. Snyder held several aftermarket and OEM executive positions with the Delco Remy Division of General Motors Corporation, most recently as Product Manager, Heavy Duty Systems. He is a member of the board of St. John's Health Systems and a director of CLARK Material Handling Company.
Age: 54
-------------------------------------------------------------------------------

E.H. Billig, Vice Chairman of the Board of Directors. Mr. Billig has been Vice Chairman of the Board of Directors since the Company's inception in 1994.
Mr. Billig has been Chief Executive Officer and Chairman of the Board of MSX International, Inc. since 1997. He was formerly President and Chief Operating Officer of MascoTech, Inc., where he continues to serve as Vice Chairman. He is also a Director of Titan Wheel International, Inc. and OEA, Inc. Age: 71
-------------------------------------------------------------------------------

Richard M. Cashin, Jr., Director. Mr. Cashin has been a director since the Company's inception in 1994. Mr. Cashin has been President since 1994, and a Managing Director for more than the past five years, of CUC. In addition,
Mr. Cashin serves as a Director of Levitz Furniture Incorporated (which filed a voluntary petition for bankruptcy on September 5, 1997), Lifestyle Furnishings International Ltd., Fairchild Semiconductor Corporation, Freedom Forge, Cable Systems International, Euromax International, Plc., Hoover Group, Inc., Thermal Engineering, Gerber Childrenswear Inc., JAC Holdings, GVC Holdings, Delta Terminal Services, MSX International, Inc., and Titan Wheel International, Inc.
Age: 45
-------------------------------------------------------------------------------

Michael A. Delaney, Director. Mr. Delaney has been a director since the Company's inception in 1994. Mr. Delaney is a Managing Director of CVC and prior to that a Vice President of CVC since 1989. Mr. Delaney is also a Director of GVC Holdings, JAC Holdings, Cort Business Services, Inc., Palomar Technologies, Inc., Enterprise Media Inc., SC Processing, Inc., Triumph Group, Inc., Clark Material Handling Inc., MSX International, Inc., International Knife and Saw Inc., Aetna Industries, Inc., Amerisource Health Corporation, Fabristeel Inc., Allied Digital Technologies Inc. and Great Lakes Dredge and Dock Company.
Age: 44
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

James R. Gerrity, Director. Mr. Gerrity has been a director since the Company's inception in 1994. From 1986 to 1993, Mr. Gerrity was President and a Director of Dyneer Corporation. Mr. Gerrity currently is a Director of Palomar Technologies Corporation and Wescor Graphics, Inc. Age: 57
-------------------------------------------------------------------------------

Robert J. Schultz, Director. Mr. Schultz became a director in 1997. Mr. Schultz retired as Vice Chairman and a member of the Board of Directors of General Motors Corporation ("GM") in 1993. Mr. Schultz joined GM in 1955 and served as Group Executive of Chevrolet-Pontiac-GM of Canada and General Manager of GM's Delco Electronics Division. Mr. Schultz is also Chairman of the Board of OEA, Inc. and a member of the Board of Trustees of California Institute of Technology and a director of Texco Communications. Age: 68
-------------------------------------------------------------------------------


                         RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS
                              ITEM 2 ON PROXY CARD

Subject to shareholder ratification, the Board of Directors, acting upon the recommendation of the Audit Committee, has reappointed the firm of Ernst & Young LLP, Certified Public Accountants, as independent accountants to examine the financial statements of the Company for the fiscal year 1999. Ratification requires the affirmative vote of a majority of eligible shares present at the Annual Meeting, in person or by proxy, and voting thereon. Unless otherwise specified by the shareholders, the shares of stock represented by the proxy will be voted for ratification of the appointment of Ernst & Young LLP as independent accountants to audit and report upon the financial statements of the Company for fiscal year 1999. If this appointment is not ratified by shareholders, the Audit Committee may reconsider its recommendation.

One or more representatives of Ernst & Young LLP are expected to be at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

-------------------------------------------------------------------------------


                    SUBMISSION OF SHAREHOLDER PROPOSALS AND
                              DIRECTOR NOMINATIONS

Shareholders wishing to have a proposal included in the Board of Directors' 1999 Proxy Statement must submit the proposal so that the Secretary of the Company receives it no later than 120 days prior to the anniversary of the prior year's Annual Meeting. The Securities and Exchange Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Shareholders wishing to make a nomination for election to the Board of Directors must submit written notice of the shareholder's intention to make such nomination so that the chairman of the board receives it not less than 60 days nor more than 90 days prior to the annual meeting at which such nomination is to occur. Shareholders wishing to have a proposal presented at an annual meeting must submit the proposal so that the secretary of the company receives it not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided; however, that in the event that the date of the meeting is changed by more than 30 days from such anniversary date, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. The company's bylaws set forth certain informational requirements for shareholders' nominations of directors and proposals.

                             EXECUTIVE COMPENSATION
                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION



REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Role of Committee. The Compensation Committee of the Board of Directors (the "Committee") establishes, oversees and directs the Company's executive compensation programs and policies and administers the Company's stock option plans. The Committee seeks to align executive compensation with Company objectives and strategies, management programs, business financial performance and enhanced shareholder value. The Committee consists of independent outside directors, none of whom is or was an officer or employee of the Company.

     The Committee's objectives include (i) attracting and retaining exceptional individuals as executive officers and (ii) providing key executives with motivation to perform to the full extent of their abilities in an effort to maximize Company performance to deliver enhanced value to the Company's shareholders. The Committee believes it is important to place a greater percentage of executive officers' compensation at risk than that of non-executives by tying executive officers' compensation directly to the performance of the business and value of the Common Stock. Executive compensation consists primarily of an annual salary, bonuses linked to the performance of the Company and long-term equity-based compensation.

     Compensation. The annual salaries of the Company's executive officers are set at levels designed to attract and retain exceptional individuals by rewarding them for individual and Company achievements. The Committee reviews the annual salary of each executive officer in relation to such officer's performance and previous salaries and general market and industry conditions or trends and makes appropriate adjustments. The Committee reviews executive officers' salaries annually to adjust such salaries based on each executive officer's past performance, expected future contributions, the scope and nature of responsibilities of, including changes in such responsibilities, and competitive compensation data relating to such executive officer.

     The Committee believes that a portion of the executives' compensation should be tied to the financial results of the Company in order to reward individual performance and overall Company success. Each year, objective targets are established for each offficer. Such targets include the Company's financial targets, such as revenue, earnings and return on assets, as well as individual strategic and operating targets. Additionally, a portion of each officer's bonus is based on subjective criteria particular to each officer's individual operating responsibilities.

     The Company has employee stock option plans in order to offer key employees the opportunity to acquire an equity interest in the Company, thereby aligning the interests of these employees more closely with the long term interests of shareholders. Awards under these employee stock option plans may be in the form of options, restricted stock or stock appreciation rights. Options, which have a fixed exercise price and vest over a five-year period and have an exercise price equal to the market value of the Common Stock on the date of grant, were granted to executive officers and other key employees in 1998.

     1998 Chairman of the Board. The Committee determined the 1998 compensation of Mr. Sperlich, Chariman of the Board, in accordance with the above discussion. In addition, the Committee based Mr. Sperlich's bonus on his overall leadership and management of the Company.

     Deductibility of Compensation. Section 162(m) of the Internal Revenue Code imposes a $1 million limit on the deductibility of compensation paid to executive officers of public companies. The Committee believes that all of the compensation awarded to the Company's executive officers will be fully deductible in accordance with this limit.

                                    COMPENSATION COMMITTEE
                                    E.H. Billig
                                    Richard M. Cashin, Jr.
                                    Michael A. Delaney

                              COMPENSATION TABLES

EXECUTIVE COMPENSATION

The following table sets forth, for the fiscal years ending July 31, 1998, 1997 and 1996, certain information regarding the cash compensation paid by the Company, as well as certain other compensation paid or accrued for such year, to each of the executive officers of the Company named below, in all capacities in which they served.

                                             SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------------------------------------------------------

Dollars in Thousands
                                                                               Long Term
                                                  Annual Compenation          Compensation
                                                  ------------------     ---------------------
                  (a)                      (b)      (c)        (d)                (g)                      (i)
Name and                                                                 Securities Underlying          All Other
Principal Position                        Year    Salary      Bonus             Options               Compensation
-----------------------------------------------------------------------------------------------------------------------
Harold K. Sperlich                        1998     $275.0     $280.5               6,900                $34.9(1)
  Chairman of the Board                   1997     $247.5     $292.3                  --                $25.8(1)
                                          1996     $211.7     $157.3                  --                $20.6(1)

Thomas J. Snyder                          1998     $275.0     $280.5               6,900                $25.0(2)
  President and Chief Operating Officer   1997     $247.5     $292.3                  --                $ 3.2(2)
                                          1996     $211.7     $157.3                  --                $ 2.0(2)

David L. Harbert                          1998     $250.0     $153.0               6,900                $21.0(3)
  Executive Vice President                1997     $235.0     $166.0                  --                $14.9(3)
  and Chief Financial Officer             1996     $211.7     $ 94.4                  --                $13.7(3)

Susan E. Goldy (4)                        1998     $225.2     $125.3               5,300                $23.3(5)
  Vice President and General Counsel      1997     $108.1     $ 59.5                  --                   --
                                          1996         --         --                  --                   --

Joseph P. Felicelli (6)                   1998     $193.3     $115.3               5,500                $23.9(7)
  Group Vice President, Aftermarket       1997         --         --                  --                   --
                                          1996         --         --                  --                   --
-----------------------------------------------------------------------------------------------------------------------

(1) "All Other Compensation" for Mr. Sperlich in fiscal year 1998, 1997 and 1996, respectively, includes the following: (i) $13,146, $11,792 and $11,792 in matching contributions under the Company's 401(k) Plan; and
     (ii) $21,731, $13,986 and $8,820 in premiums paid under a life insurance policy.
(2) "All Other Compensation" for Mr. Snyder includes the following: (i) $19,500 in matching contributions under the Company's 401(k) Plan in fiscal year 1998; and (ii) $5,459, $3,197 and $2,016 in premiums paid under a life insurance policy in fiscal year 1998, 1997 and 1996, respectively.
(3) "All Other Compensation" for Mr. Harbert in fiscal year 1998, 1997 and 1996, respectively, includes the following: (i) $13,042, $11,667 and $11,700 in matching contributions under the Company's 401(k) Plan; and
     (ii) $7,939, $3,197 and $2,016 in premiums paid under a life insurance policy.
(4)  Ms. Goldy joined the Company in February 1997.
(5) "All Other Compensation" for Ms. Goldy in fiscal year 1998 includes the following: (i) $22,200 in matching contributions under the Company's 401(k) Plan; and (ii) $1,127 in premiums paid under a life insurance policy.
(6)  Mr. Felicelli joined the Company in September 1997.
(7) "All Other Compensation" for Mr. Felicelli in fiscal year 1998 includes the following: (i) $22,200 in matching contributions under the Company's 401(k) Plan; and (ii) $1,656 in premiums paid under a life insurance policy.

STOCK OPTIONS

The following table sets forth information regarding 1998 fiscal year-end option values for each of the executive officers named below:

                                 1998 AGGREGATED OPTION/SAR EXERCISES
                                     AND YEAR-END OPTION/SAR VALUE
-------------------------------------------------------------------------------------------------------
                                                   Number of Unexercised        Value of Unexercised
                                                  Options/SARs at Year-End     In-the-Money Options/
                           Shares      Value           (# of Shares)          SARs at Year-End(1) ($)
                        Acquired on   Realized  -------------------------------------------------------
Name                    Exercise (#)    ($)     Exercisable  Unexercisable  Exercisable  Unexercisable
-------------------------------------------------------------------------------------------------------
Harold K. Sperlich               0           0        0          6,900            0            0
Thomas J. Snyder                 0           0        0          6,900            0            0
David L. Harbert                 0           0        0          6,300            0            0
Joseph P. Felicelli              0           0        0          5,500            0            0
Susan E. Goldy                   0           0        0          5,300            0            0
------------------------------------------------------------------------------------------------------

(1) These year-end values represent the differerence between the fair market value of common stock subject to options (based on the stock's closing price on the New York Stock Exchange on July 31, 1998) and the exercise prices of the options, "In-the-money" means that the fair market value of the stock is greater than the option's exercise price on the valuation date.

The following table sets forth information regarding stock options granted under the 1997 Stock-Based Incentive Compensation Plan during the fiscal year 1998 to the executive officers of the Company named below:

                                                1998 OPTION/SAR GRANTS
----------------------------------------------------------------------------------------------------------------------
                                                       Individual Grants
                        -----------------------------------------------------------------------------
                            Number of Securities             % of Total
                                 Underlying                 Options/SARs     Exercise or                    Grant Date
                                Options/SARs                 Granted to       Base Price                     Value(2)
Name                           Granted(1)(#)                 Employees        ($/Share)    Expiration Date    ($)
----------------------------------------------------------------------------------------------------------------------
Harold K. Sperlich               6,900                           2.82%        $12.00         12/17/07          $56,856
Thomas J. Snyder                 6,900                           2.82%        $12.00         12/17/07          $56,856
David L. Harbert                 6,300                           2.58%        $12.00         12/17/07          $51,912
Joseph P. Felicelli              5,500                           2.25%        $12.00         12/17/07          $45,320
Susan E. Goldy                   5,300                           2.17%        $12.00         12/17/07          $43,672
----------------------------------------------------------------------------------------------------------------------


(1) The Options become exercisable at a rate of 20% each year, beginning December 17, 1998.
(2) Present values were calculated using the Black-Scholes American option valuation method. The actual value, if any, that an executive officer may receive is dependent on the excess of the stock price over the exercise price. Use of this model should not be viewed as a forecast of the future performance of the Company's stock price. The estimated grant date present value of each stock option is $8.24 based on the following defined option terms and assumptions: (a) a stock price of $12.00; (b) an exercise price of $12.00; (c) an expected life of 10 years; (d) a risk-free interest rate of 5.18%, which represents the yield on Treasury Bonds with maturity dates corresponding to that of the options; (e) a dividend yield of 0% representing the stock's current yield; and (f) a stock price volatility rate of .517, which reflects how much the stock price varied on a weekly basis since the intial public offering of the Company's Common Stock on December 17, 1997.

--------------------------------------------------------------------------------

                                RETIREMENT PLANS

Delco Remy America, Inc., a wholly owned subsidiary of the Company ("DRA"), established the Delco Remy America Salaried Retirement Plan (the "Retirement Plan") primarily to provide eligible salaried employees with a monthly pension benefit after retirement for life. Except for eligible employees who transferred to DRA directly from General Motors Corporation ("GM") and began immediate participation, generally all employees of DRA who are compensated on a salaried basis are eligible to participate in the Retirement Plan after completing one year of service and attaining age 21. The Retirement Plan is a defined benefit, tax-qualified plan under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and contributions to the Plan generally are deductible for income tax purposes for the year contributed, and benefits are not taxable to employees until paid.

The standard retirement benefit under the Retirement Plan is a monthly, single life annuity starting at age 65, equal to 1.25 % of an employee's average monthly pay multiplied by the employee's years of service with DRA. Average monthly pay is generally based on the employee's 60-consecutive month highest average base pay during the ten-year period before retirement. The benefit for certain long-service GM employees who transferred to DRA, however, is not less than $60 times their years of service with DRA. Under the Code the annual benefit provided by the Retirement Plan cannot exceed the lessor of $130,000 or 100% of compensation (subject to certain further limitations under the Retirement Plan and Code). Eligible employees generally may retire on or after age 55 with 10 years of service, with their monthly Retirement Plan benefit actuarially reduced if payment actually starts prior to age 62. Employees who terminate with less than five years of service forfeit any benefits which they may have accrued, and such forfeitures are used to offset future contributions otherwise required to fund the Plan. Certain late retirement, death and disability benefits also may be paid under the Retirement Plan.

The years of credited service as of July 31, 1998 for each of the named executive officers of the Company were Harold K. Sperlich - 4 years; Thomas J. Snyder - 36 years; David L. Harbert - 4 years; Joseph P. Felicelli - 1 year; and Susan E. Goldy - 1.6 years.

The Company established the Delco Remy International, Inc. Supplemental Executive Retirement Plan (the "Supplemental Plan"), effective as of August 1, 1997. The Supplemental Plan provides additional retirement benefits to an employee of the Company who was employed in a key executive or managerial position and/or was highly compensated, who had experienced reductions in retirement benefits due to limitations imposed by the Code. The benefit is based on a formula taking into account the individual's base compensation and years of service with the Company and GM. Payments are made in an installment amount to be provided for 15 years, payable in 60 equal quarterly installments starting with the calendar quarter of the individual's retirement date. In the event of the individual's death on or after his retirement, the benefit will be paid to his beneficiary in a single lump sum payment equal to the present value, as of the time of death, of any remaining installments, based on an 8% interest rate assumption, as soon as administratively feasible after the participant's death. The participant forfeits any and all rights he may have to his benefits in the event he engages in competition (as defined in the Supplemental Plan) or is terminated (or could be terminated) for cause (as defined in the Supplemental
Plan) even though the individual is in pay status under the Plan.

The following table shows estimated annual retirement benefits that would be payable to participants under the Retirement Plan and, if applicable, the Supplemental Plan, upon normal retirement at age 65 under various assumptions as to final average annual compensation and years of credited service and on the assumption that benefits will be paid in the form of a single life annuity. The benefit amounts listed are not subject to any deduction for Social Security benefits.

                                             ESTIMATED ANNUAL RETIREMENT BENEFITS
------------------------------------------------------------------------------------------------------------------------------
                                                                                         YEARS OF SERVICE
                                                                  ------------------------------------------------------------
           FINAL AVERAGE COMPENSATION                                       10          15          20          30          40
------------------------------------------------------------------------------------------------------------------------------
  100,000                                                               12,500      18,750      25,000      37,500      50,000
                                                                  ------------------------------------------------------------
  150,000                                                               18,750      28,125      37,500      56,250      75,000
                                                                  ------------------------------------------------------------
  200,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  250,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  300,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  350,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  400,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  500,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  600,000                                                               45,440      55,440      65,440      85,440     105,440
                                                                  ------------------------------------------------------------
  700,000                                                               45,440      55,440      65,440      85,440     105,440
------------------------------------------------------------------------------------------------------------------------------

                          OTHER FORMS OF COMPENSATION

401(k) Plan. The Company established the Salaried 401(k) Savings Plan (the "401(k) Plan") to allow eligible employees to help meet their long-term savings needs. Except for eligible employees who transferred to DRA directly from GM and began immediate participation, generally all employees who are compensated on a salaried basis are eligible to participate in the 401(k) Plan after completing three months of continuous employment. The 401(k) Plan is a defined contribution, tax-qualified plan under section 401(a) of the Code with employer and employee pre-tax contributions deductible by the Company for income tax purposes for the year contributed, and such contributions and earnings thereon are not taxable to employees until paid to them.

An employee in the 401(k) Plan may elect to have from 1% to 15% of base salary contributed from pay to the 401(k) Plan on a pre-tax, after-tax, or combination of pre-tax and after-tax, basis, and receive a 50% matching contribution on the sum of the employee's pre-tax and after-tax contributions up to 6% of base salary. Except for certain GM employees who transferred employment to DRA, employees also receive a 2% of base salary contribution for their retiree medical care account under the 401(k) Plan. Under the Code, the total contributions allocated to an employee's account for a plan year cannot exceed the lesser of $30,000 or 25% of the employee's compensation, and the employee's pre-tax contributions are limited in a calendar year to $9,500 (subject to cost of living increases under the Code).

Employees are immediately 100% vested in their 401(k) Plan benefits except for matching contributions, which vest at 20% a year over five years, and retiree medical care contributions, which vest after the earliest of five years of service, death, attaining age 65, or attaining an early retirement date under the Retirement Plan. Any forfeitures which may result under the 401(k) Plan are used to reduce future Company contributions. Employees generally may withdraw their vested benefits from the 401(k) Plan on termination of employment, retirement, or death, and may also under certain circumstances withdraw benefits while still employed (including certain financial hardship, plan loan and pre- and post-age 59 1/2, withdrawals). Until fully withdrawn, employees may direct the investment of their 401(k) Plan benefits among a broad range of investment funds.

Executive Incentive Plan. The Company's executives participate in an Executive Incentive Plan by which they are entitled to receive certain percentages of their base compensation as a bonus if a designated target or objective is met. Designated targets related to earnings, return on invested capital and/or strategic objectives are set by the Compensation Committee at the beginning of each year, based on the prior year's results. The Executive Incentive Plan provides that if a target is exceeded, then any bonus payable under the plan is commensurately increased, subject to a cap.

Stock-Based Incentive Plan. The Company also has adopted the 1997 Stock-Based Incentive Plan (the "Stock-Based Incentive Plan") that provides for discretionary grants or awards of options to purchase stock, stock appreciation rights that reflect the appreciation in the value of Common Stock ("SARs"), and restricted stock to employees and independent contractors (other than certain directors) of the Company. Under the Stock-Based Incentive Plan, 1,300,000 shares of Common Stock may be subject to awards, and no more than 91,000 shares of Common Stock may be subject to awards to any single individual in any one year. Such options, SARs and restricted stock will be awarded based on performance and with vesting schedules to be determined at the time of grant.

Under the Stock-Based Incentive Plan, the exercise price of options will not be less than the fair market value of the Common Stock on the date of grant. Options will be subject to vesting provisions as specified in an applicable option agreement. Options granted under the Stock-Based Incentive Plan may be designated, for federal income tax purposes, either as non-qualified stock options or as incentive stock options as defined in Sections 422 of the Code. The Stock-Based Incentive Plan will permit, with the consent of the Compensation Committee, the exercise of options by delivery of shares of Common Stock owned by the optionee or by the withholding of such shares of Common Stock upon exercise of the option in lieu of, or in addition to, cash. The Stock-Based Incentive Plan will permit the Compensation Committee to adjust the number and kind of shares subject to awards in the event of a reorganization, merger, consolidation, reclassification, stock split, stock dividend or combination of shares.

                            STOCK PERFORMANCE GRAPH

              COMPARISON OF EIGHT MONTH CUMULATIVE TOTAL RETURN*
          AMONG DELCO REMY INTERNATIONAL, INC., THE S & P 500 INDEX,
                  THE S & P AUTO PARTS & EQUIPMENT INDEX AND
                         THE S& P TRUCKS & PARTS INDEX


The following graph presents a comparison of the Company's stock performance with that of the Standard &Poor's 500 Index, the Standard & Poor's Auto Parts & Equipment Index and the Standard & Poor's Trucks & Parts Index from the date of the Company's initial public offering, December 17, 1998, through July 1998.

                    [STOCK PERFORMANCE GRAPH APPEARS HERE]

DELCO REMY INTL INC. (RMY)

                                                                  CUMULATIVE TOTAL RETURN
                                       --------------------------------------------------------------------------------
                                          12/17/97  12/97    1/98     2/98     3/98     4/98     5/98     6/98     7/98
DELCO REMY INTERNATIONAL, INC.             100.00   104.17  105.21   120.31   126.56   133.33   141.15   107.29  116.67
S&P 500                                    100.00   101.72  102.84   110.26   115.91   117.07   115.06   119.73  118.46
S&P AUTO PARTS & EQUIPMENT                 100.00   102.40  100.55   114.63   123.37   126.51   147.02   152.76  156.26
S&P TRUCKS & PARTS                         100.00    99.13   96.67   114.07   113.39   108.33   103.81    99.41   92.41

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                       OWNERS AND DIRECTORS AND OFFICERS


The following table sets forth information as of November 1, 1998, with respect to shares of each class of Common Stock beneficially owned by (i) each person or group that is known to the Company to be the beneficial owner of more than 5% of each class of outstanding Common Stock, (ii) each director and named executive officer of the Company and (iii) all directors and named executive officers of the Company as a group. Unless otherwise specified, all shares are directly held. Each share of Class A Common Stock is convertible into one share of Class B Common Stock, and each share of Class B Common Stock is convertible into one share of Class A Common Stock.


                                                                              CLASS B
                                       CLASS A COMMON STOCK(1)                COMMON                      COMBINED(1)
                                      --------------------------               STOCK          --------------------------------
                                      SHARES OWNED       PERCENT           SHARES OWNED       SHARES OWNED             PERCENT
                                      ------------       -------           ------------       ------------             -------

Citicorp Venture Capital Ltd.........  3,607,343              18.2%           6,278,055          9,885,398              37.9%
 399 Park Avenue
 New York, NY  10043

MASG Disposition, Inc................  3,025,391              15.3%                  --          3,025,391              11.6%
     275 Rex Boulevard
     Auburn Hills, MI  48326

World Equity Partners, LP (2)........  1,680,000               8.5%                  --          1,680,000               6.4%
     399 Park Avenue
     New York, NY  10043

Harold K. Sperlich (3)(4)............    794,844               4.0%                  --            794,844               3.0%

Thomas J. Snyder (3)(5)..............    423,380               2.1%                  --            423,380               1.6%

David L. Harbert (3).................    145,066                  *                  --            145,066                  *

Joseph P. Felicelli (3)..............     51,600                  *                  --             51,600                  *

Susan E. Goldy (3)...................     53,960                  *                  --             53,960                  *

James R. Gerrity (6).................    543,267               2.7%                  --            543,267               2.1%

E.H. Billig (7)......................    257,000               1.3%                  --            257,000                  *

Richard M. Cashin, Jr. (8)...........    318,697               1.6%                  --            318,697               1.2%

Michael A. Delaney (8)...............     78,571                  *                  --             78,571                  *

Robert J. Schultz....................     79,280                  *                  --             79,280                  *

All directors and executive
 officers as a group
(12 persons) (3).....................  2,806,225              14.1%                  --          2,806,225              10.7%

* Represents less than 1%

(1) Does not include up to 1,400,000 shares of Class A Common Stock that are subject to certain stock option plans, except as noted in footnote (3) below, or 1,680,000 shares issuable upon exercise of certain warrants except that, in the case of the warrants, with respect to World Equity Partners, L.P. such 1,680,000 shares are included.

(2) Represents warrants to acquire Class A Common Stock.

(3) Common Stock and the percent of class listed as beneficially owned by the Company's executive officers include outstanding options to purchase Common Stock which are exerecisable within 60 days of November 1, 1998, as follows:
    Harold K. Sperlich - 1,380 shares; Thomas J. Snyder - 1,380 shares; David L. Harbert - 1,266 shares; Joseph P. Felicelli - 1,100; Susan E. Goldy - 1,060 shares; Patrick C. Mobouck - 1,260; and David E. Stoll - 500 shares.

(4) Held as trustee under agreement dated February 4, 1985, as amended, with Harold K. Sperlich, as Settlor.

(5) Includes 84,000 shares held by Daisy Farm Limited Partnership of which Mr. Snyder is General Partner.

(6) Includes 486,237 shares and 57,030 shares, respectively, held by the James
    R. Gerrity Living Trust and the Susan Gerrity Living Trust.

(7) Held by The Billig Family Limited Partnership.

(8) Does not include shares beneficially held by CVC, World Equity Partners, L.P. or CCT Partners I, L.P. which may be deemed to be beneficially owned by Messrs. Delaney and Cashin. Messrs. Delaney and Cashin disclaim beneficial ownership of shares held by CVC or World Equity Partners, L.P.

                               EXECUTIVE OFFICERS

The executive officers of the Company are as follows:

Harold K. Sperlich, Chairman of the Board of Directors. Mr. Sperlich is described above as a nominee for director.

Thomas J. Snyder, President, Chief Operating Officer and Director. Mr. Snyder is described above as a nominee for director.

David L. Harbert, Executive Vice President and Chief Financial Officer.
Mr. Harbert has been the Executive Vice President and Chief Financial Officer of the Company since October 1994. Before joining the Company, Mr. Harbert was Senior Vice President and Chief Financial Officer of Applied Power Inc. since 1992 and, prior to that, served as Vice President and Chief Financial Officer of System Software, Inc. since 1990. Age: 56

Joseph P. Felicelli, Group Vice President, Aftermarket. Mr. Felicelli has been Group Vice President since September 1997. Prior to joining the Company,
Mr. Felicelli served in various management positions for Cooper Industries. Age:
52

Susan E. Goldy, Esquire, Vice President and General Counsel. Ms. Goldy has been Vice President and General Counsel since February 1997. Before joining the Company, she was an associate, and since 1993, was a partner in the law firm of Dechert Price & Rhoads. Age: 44

David E. Stoll, Vice President, Controller and Secretary. Mr. Stoll has been Vice President, Controller and Secretary since the Company's inception in 1994. Prior to joining the Company, he was Vice President of Finance of Dyneer Corporation since 1987 and, prior to that, served as corporate controller since 1973. Age: 57

Patrick C. Mobouck, Vice President-Managing Director, Europe. Mr. Mobouck has been Vice President-Managing Director, Europe since July 1997. He has also been Chairman of Autovill since August 1997. Before joining the Company, Mr. Mobouck was with Monroe Auto Equipment since 1987, most recently as Managing Director-Europe, Middle East and Africa. Age: 44
--------------------------------------------------------------------------------

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The rules of the Securities and Exchange Commission require the Company to disclose late filings of stock transaction reports by its executive officers and Directors. Based solely on a review of reports filed by the Company on these individuals' behalf and written representations from them that no other reports were required, all Section 16(a) filing requirements have been met during fiscal year 1998.
--------------------------------------------------------------------------------


                              EMPLOYMENT AGREEMENT

The Company has entered into an Employment Agreement with Thomas J. Snyder which provides for his employment until 1999. Mr. Snyder's agreement will automatically extend for successive additional 12-month periods after July 1999 until notice by either the Company or Mr. Snyder. Mr. Snyder receives an annual base salary of $247,500, subject to merit increases as determined by the Board of Directors, plus annual performance bonuses as determined by the Board of Directors. The agreement provides that the executive may not engage in any business competitive with the Company while employed by the Company and for a period of one year thereafter.
--------------------------------------------------------------------------------


                             SHAREHOLDERS AGREEMENT

CVC, World Equity Partners, L.P., MASG, Harold K. Sperlich, James R. Gerrity and certain other parties named therein as management investors (together with Messrs. Sperlich and Gerrity, the "Management Investors") (collectively the "Investors"), entered the Shareholders Agreement containing certain agreements among such shareholders with respect to the capital stock and corporate governance of the Company.

Pursuant to the Shareholders Agreement, the Investors agreed to vote their shares in favor of the Board of Directors of the Company being composed of seven directors as follows: Harold K. Sperlich (so long as he continues to serve as chairman of the Board of Directors); one individual nominated by MASG; two individuals nominated by CVC; James R. Gerrity (so long as he continues to serve as an officer or a consultant to the Company); Thomas J. Snyder (so long as he continues to serve as President of the Company); and one independent director.

So long as CVC owns at least 7% of the outstanding shares of Class A and Class B Common Stock, the Investors have agreed to vote their shares in favor of any proposal by CVC to remove directors nominated by CVC or to fill directorships vacated by directors nominated by CVC. So long as MASG owns at least 7% of the outstanding shares of Class A and Class B Common Stock, the Investors have agreed to vote their shares in favor of any proposal by MASG to remove directors nominated by MASG or to fill directorships vacated by directors nominated by MASG.

The Investors beneficially own over 50% of the outstanding shares of Class A Common Stock and, pursuant to the foregoing described provisions, are able to elect the entire Board of Directors of the Company.

The Shareholders Agreement also provides for certain restrictions on transfer by Management Investors, including, subject to certain exemptions, the right of the Company to repurchase shares held by Management Investors upon termination of employment prior to certain dates determined by the date on which each Management Investor purchased shares, in each case at a formula price, and the grant of a right of first refusal in favor of the Company in the event a Management Investor elects to transfer such Management Investor's shares of Class A and Class B Common Stock.
--------------------------------------------------------------------------------


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

No member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. To the Company's knowledge, there were no other relationships involving members of the Compensation Committee requiring disclosure in this section of this Proxy Statement.
--------------------------------------------------------------------------------


                                 OTHER BUSINESS

The Company is not aware of any other matters that will be presented for shareholder action at the Annual Meeting. If other matters are properly introduced, the person named in the accompanying proxy will vote the shares they represent in accordance with their judgment.


By Order of the Board of Directors


David E. Stoll
Secretary

November 13, 1998

                        [DELCO REMY LOGO APPEARS HERE]

                        DELCO REMY INTERNATIONAL, INC.
                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                               DECEMBER 17, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned shareholder of DELCO REMY INTERNATIONAL, INC., a Delaware corporation, does hereby constitute and appoint David E. Stoll and Susan E. Goldy, or any one of them, with full power to act alone and to designate substitutes, the true and lawful attorneys and proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Class A Common Stock of Delco Remy International, Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Millennium Broadway & Conference Center, 145 West 44th Street, New York, New York 10036, on December 17, 1998 at 1:00 p.m., and at any and all adjournments and postponements thereof, as follows:

      (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1 AND ITEM 2.

Please mark your vote as indicated in this example [X]


ITEM 1.    ELECTION OF DIRECTORS          VOTE FOR ALL*         WITHELD FOR ALL
                                               [ ]                    [ ]
           Nominees:
           Harold K. Sperlich
           Thomas J. Snyder
           E. H. Billig
           Richard M. Cashin, Jr.
           Michael A. Delaney
           James R. Gerrity
           Robert J. Schultz

* To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

-------------------------------------------------------------------------------


ITEM 2.    RATIFICATION OF INDEPENDENT ACCOUNTANTS          FOR         AGAINST
                                                           [   ]         [   ]



ITEM 3     OTHER MATTERS

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or at any adjournments thereof.

           THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ITEM 1 AND ITEM 2 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3.

NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

Signature(s)                                       Date
             ------------------------------------       ---------------------

             ------------------------------------

DELCO REMY INTERNATIONAL, INC.
1998 ANNUAL MEETING


                                ADMISSION TICKET
                         DECEMBER 17, 1998 AT 1:00 P.M.
                    MILLENNIUM BROADWAY & CONFERENCE CENTER
                              145 WEST 44TH STREET
                           NEW YORK, NEW YORK  10036


      PLEASE RETAIN AND PRESENT THIS TICKET FOR ADMISSION TO THE MEETING.